Exhibit 99.1
151 S. El Camino Dr.
Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE
KENNEDY WILSON LAUNCHES $1.5 BILLION MULTIFAMILY PLATFORM WITH GLOBAL INSTITUTIONAL INVESTOR
New investment platform with an $800 million seed portfolio to focus on future core-plus multifamily opportunities in the Western U.S.

BEVERLY HILLS, Calif. (June 28, 2021) – Global real estate investment company Kennedy Wilson (NYSE:KW) has entered into a new joint venture with a global institutional investor to acquire and manage core-plus multifamily communities in the Western U.S.
The platform was seeded with an $800 million portfolio, including nine multifamily properties located in the Western U.S. that were previously wholly owned by Kennedy Wilson. As part of the transaction, Kennedy Wilson sold a 49% interest in these wholly owned assets to its partner. Kennedy Wilson will continue to have a 51% ownership stake in the new joint venture that will target approximately $700 million in additional core-plus acquisition opportunities.
The creation of the new platform and the sale of the ownership stake in the multifamily assets generated approximately $254 million in proceeds for Kennedy Wilson, which includes $92 million of proceeds from refinancing certain assets within the seed portfolio prior to the sale. The majority of these proceeds are expected to be reinvested into new wholly owned acquisitions.
“We are honored to form a partnership with a prestigious, global investor to build our multifamily presence in targeted markets that offer residents relative affordability and a high quality of life,” said William McMorrow, Kennedy Wilson Chairman and CEO. “We have a long track record of identifying multifamily investment opportunities across the Western U.S. and we are grateful to have a strategic partner that will enable us to expedite the growth of our multifamily business.”
The launch of the platform, along with recently announced acquisitions, has contributed to a dramatic increase in recent transaction activity at Kennedy Wilson as well as an expansion of its multifamily portfolio, which has grown from 30,000 units at year-end 2020 to approximately 32,000 units expected as of June 30, 2021. Kennedy Wilson currently expects further growth in its multifamily unit count as the Company redeploys the proceeds from the seed portfolio sale proceeds.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a leading global real estate investment company. We own, operate, and invest in real estate through our balance sheet and through our investment management platform. We focus on multifamily and office properties located in the Western U.S., UK, and Ireland. For further information on Kennedy Wilson, please visit: www.kennedywilson.com.
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Special Note Regarding Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are estimates that reflect our management’s current expectations are based on our current estimates, expectations, forecasts, projections and assumptions that may prove to be inaccurate and involve known and unknown risks. Accordingly, our actual results, performance or achievement, or industry results, may differ materially and adversely from the results, performance or achievement, or industry results, expressed or implied by these forward-looking statements, including for reasons that are beyond our control.  Some of the forward-looking statements may be identified by words like “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “indicates”, “could”, “may” and similar expressions. For example, we may not be able to maintain our current acquisition or disposition pace or identify future properties to acquire on terms we consider attractive, and our current property portfolio may not perform as expected. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. We assume no duty to update the forward-looking statements, except as may be required by law.

KW-IR

Contact:    Investors
        Daven Bhavsar, CFA
        Vice President of Investor Relations
        +1 (310) 887-3431
        dbhavsar@kennedywilson.com

        Media
        Emily Heidt
        Director of Public Relations
        +1 (310) 887-3499
        eheidt@kennedywilson.com

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